UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

DICE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40794	47-2286244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 East Jamie Court, Suite 300
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 566-1420

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	DICE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2022, DICE Therapeutics, Inc. (the “Company”), together with DiCE Molecules SV, Inc., and DiCE Alpha, Inc., the Company’s wholly owned subsidiaries, as the borrowers, entered into the Joinder and First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank. The Amendment amends the Loan and Security Agreement (together, the “Credit Facility”), dated as of April 13, 2021, to among other things, (1) join the Company as a borrower, (2) provide additional term loan advances of up to $30 million, $20 million of which is available immediately (“Term A Loan Advance”), and an additional $10 million is available upon the satisfaction of certain conditions related to clinical development in Psoriasis (“Term B Loan Advance” and together with the Term A Loan Advance, the “Additional Term Loan Advances”); (3) extend the draw period from June 30, 2022 to February 29, 2024; (4) extend the maturity date from February 1, 2025, to May 1, 2027; and (5) reduce the per annum interest rate from the greater of (i) 1.75% above the WSJ prime rate and (ii) 5.0%, to the greater of (i) 0.75% above the WSJ prime rate and (ii) 4.25%. Amounts borrowed under the Additional Term Loan Advances will be interest only through June 1, 2024, followed by an amortization period of 36 months.

There is no required minimum draw or financial covenants associated with the Credit Facility, as amended. In addition, there is no amendment fee. The Company will be required to pay a final payment fee equal to 5.0% of the original principal amount borrowed under the Additional Term Loan Advances upon repayment of the Additional Term Loan Advances, including at the maturity date.

In conjunction with the Amendment, the Company issued a warrant (the “Warrant”) which may be exercised to purchase up to 42,349 shares of the Company’s common stock at a per share exercise price equal to $14.43. If the Company draws down any portion of the Term B Loan Advance, the warrant will be exercisable for up to an additional 21,174 shares of the Company’s common stock at a per share exercise price equal to $14.43. The Warrant will expire on June 26, 2032.

Upon execution of the Amendment, the Company repaid the $2.5 million outstanding under the Credit Facility. Per the Amendment, the associated prepayment fee was waived. There is currently no outstanding balance on the Credit Facility and $20 million is currently available to be drawn at the Company’s option.

The foregoing descriptions of the Amendment and the Warrant do not purport to be complete and are qualified in their entirety by reference of the complete text thereof, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company issued the Warrant and offered the shares of Common Stock underlying the Warrant in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICE THERAPEUTICS, INC.

Date:	June 28, 2022	By:	/s/ Scott Robertson
Scott Robertson Chief Business and Financial Officer